WAIVER LETTER


As of September 30, 2005


VIA OVERNIGHT COURIER AND FAX - 435-615-4780

Grand Summit Resort Properties, Inc.
136 Heber Avenue, Suite 303
Park City, Utah 84060
Attention: Betsy Wallace

VIA OVERNIGHT COURIER AND FAX - 207-615-4849

Grand Summit Resort Properties, Inc.
One Monument Way
Portland, Maine 04104
Attn:  General Counsel

         Re: Loan and Security Agreement (as amended to the date hereof, the "LSA"), dated as of September 1, 1998, among Grand Summit Properties, Inc., a Maine corporation ("GSRP"), Textron Financial Corporation, a Delaware corporation, as administrative agent ("Administrative Agent"), and FINOVA Capital Corporation, Foothill Capital Corporation, Litchfield Financial Corporation and Textron Financial Corporation, as lenders (collectively, the "Lenders")

Dear Ladies and Gentlemen:

         Reference is made to the LSA. Capitalized terms used but not defined herein shall have the meanings ascribed to the same in the LSA.

         GSRP is hereby notified that it has failed to comply with Section 2.5(c)(iii) of the LSA by not reducing the outstanding principal balance of the Advances to $10,000,000 as of September 30, 2005. This failure to comply with
Section 2.5(c)(iii) constitutes an Event of Default under Section 8.1(a) of the LSA (the "9/30/05 Event of Default").

         The 9/30/05 Event of Default also constitutes an Event of Default under that certain Statement of Intention and Special Additional Financing Agreement (as amended, the "SOI") dated July 25, 2000 by and between GSRP and Textron Financial Corporation, as special subordinated lender (the "Special Subordinated Lender").

         GSRP has requested that the Administrative Agent on behalf of itself, as a Lender and the Special Subordinated Lender, and the other Lenders waive the 9/30/05 Event of Default. In connection with such request, GSRP has represented and warranted to the Administrative Agent, the Lenders and the Special Subordinated Lender that, after giving effect to such waiver, no Default or Event of Default will exist.

         Pursuant to the request of GSRP and in reliance on the foregoing representation and warranty, the Administrative Agent on behalf of itself, as a Lender and the Special Subordinated Lender, and the other Lenders hereby waives the 9/30/05 Event of Default provided that GSRP pays to the Administrative Agent on behalf of the Lenders and Special Subordinated Lender a fee of $5,608 on or prior to close of business of the Administrative Agent on October 5, 2005.

         Except with respect to the waiver of the 9/30/05 Event of Default, as set forth above, nothing in this letter is intended to create or constitute a waiver, modification, relinquishment or forbearance by the Administrative Agent, the Lenders or the Special Subordinated Lender of any Default or Event of Default or of any of their respective rights and remedies under the LSA, the other Security Documents or the SOI, at law or in equity, all of which rights and remedies are hereby expressly reserved. Nothing in this letter constitutes, or shall be deemed to constitute, an agreement by the Administrative Agent, the Lenders or the Special Subordinated Lender to grant any future waiver, indulgence, deferral, amendment, cure period or consent with respect to the LSA, the other Security Documents or the SOI, the Loans, the Subordinated Loan Tranche Obligations under and as defined in the SOI, any other Obligations or any payments in respect thereof. Except with respect to the 9/30/05 Event of Default, neither this letter nor any course of dealing by the Administrative Agent, the Lenders and/or the Special Subordinated Lender shall affect the Administrative Agent's, the Lenders' and/or the Special Subordinated Lender's rights under the LSA, the other Security Documents or the SOI. For the avoidance of doubt, no Default or Event of Default other than the 9/30/05 Event of Default is being waived by this letter. The Administrative Agent, the Lenders and the Special Subordinated Lender expect that GSRP shall strictly comply with the terms of the LSA, the other Security Documents and the SOI, including, without limitation, complying with the requirements of Section 2.5(c)(iii) of the LSA with respect to each of the dates set forth in said Section occurring after September 30, 2005.


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         Please execute and return to us a copy of this letter attached hereto to reflect your confirmation of, and agreement with respect to, the foregoing, whereupon this waiver shall then become effective. If we shall have not received an executed copy of this letter from you by October 5, 2005 together with the payment of the aforesaid fee, this letter and the waiver contained herein shall be deemed null and void.

                                             TEXTRON FINANCIAL
                                             CORPORATION, as Administrative
                                             Agent on behalf of the Lenders, and
                                             on its own behalf as the Special
                                             Subordinated Lender



                                             By: /s/AAJ Duncanson
                                                 ----------------------
                                                 Name:  Alicia-Ann J. Duncanson
                                                 Title: Vice President-Structure


         CONFIRMED AND AGREED TO:

         GRAND SUMMIT RESORT PROPERTIES, INC.



         By: /s/Helen Wallace
             ----------------------------
             Name:  Helen Wallace
             Title: Chief Financial Officer and
                    Senior Vice President